Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2026 FIRST QUARTER RESULTS

-- Strategic Shift in Portfolio Mix and Successful SHOP Execution Driving Strong Future Growth –

WESTLAKE VILLAGE, CALIFORNIA, May 6, 2026 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the first quarter ended March 31, 2026.

“Our capabilities, reputation and culture are resonating with sellers and operators, and these relationships are driving investment opportunities and record external growth,” said Clint Malin, LTC’s Co-CEO. “We have strong conviction that our SHOP strategy is the right one to create a higher growth profile company with better risk-adjusted returns to drive shareholder value.”

Seniors Housing Operating Portfolio (“SHOP”) Portfolio:

●	SHOP 1Q 2026 NOI: $12.7 million in line with our SHOP NOI 1Q 2026 guidance; reiterating full year 2026 SHOP guidance;
●	SHOP Acquisitions: $108 million in 2026 first quarter; $9 million in April 2026; an additional $250 million anticipated to close in the second quarter.
●	SHOP as a % of Gross Investments: 29%, projected to grow to 45% by year-end.
●	Average Age of SHOP Properties: Under 10 years.
●	Skilled Nursing as a % of Gross Investments: 33%, down from 46% at year-end 2024.

“What began last year through the combination of acquisitions and conversions of nearly $570 million of seniors housing communities, ramps up this year with an additional $600 million of SHOP acquisitions projected at the mid-point of guidance,” said Pam Kessler, LTC’s Co-CEO. “These SHOP acquisitions, combined with approximately $265 million of skilled nursing divestitures, will result in 40% of LTC’s annualized NOI coming from SHOP by year-end.”

First Quarter 2026 Financial Results

	Three Months Ended
	March 31,
(unaudited, amounts in thousands, except per share data)	2026	2025

	(unaudited)

Total revenues	$95,411	$49,031
Net income available to common stockholders	$23,437	$20,517
Diluted earnings per common share	$0.48	$0.45

Nareit funds from operations attributable to common stockholders ("FFO") (1)	$35,426	$29,508
Nareit diluted FFO per common share (1)	$0.72	$0.65

FFO attributable to common stockholders, excluding non-recurring items ("Core FFO") (1)	$33,735	$29,913
Diluted Core FFO per share (1)	$0.69	$0.65

Funds available for distribution ("FAD") (1)	$36,374	$34,680
Diluted FAD per share (1)	$0.74	$0.76

FAD, excluding non-recurring items ("Core FAD") (1)	$35,250	$32,021
Diluted Core FAD per share (1)	$0.72	$0.70

(1)	Represents non-GAAP financial measures. A reconciliation of these measures is included in the tables at the end of this press release.

Supplemental Information

The Company has disclosed more detailed financial information in the tables below, its Supplemental Operating and Financial Data presentation for the 2026 first quarter, and its Form 10-Q, as filed with the Securities and Exchange Commission, which can be found online at https://ir.ltcreit.com.

First Quarter 2026 Transactions Update

●	Acquired a three-property portfolio in Georgia within the Company’s SHOP segment for $108.0 million, with a year-one cap rate of 7% and an expected unlevered IRR in the low teens (previously announced).
●	Converted two seniors housing communities in Texas from the Company’s triple-net portfolio into SHOP. Upon conversion, the triple-net master lease was terminated and LTC entered into a management agreement with an operator new to LTC (previously announced).
●	Sold a portfolio of three skilled nursing centers in Florida, accounted for as a financing receivable, for $64.0 million, inclusive of an 8.5% exit IRR of $1.8 million (previously announced).

Second Quarter 2026 Subsequent Transactions Update

●	Converted two seniors housing communities, one in Georgia and one in South Carolina, from the Company’s triple-net portfolio into SHOP. Upon conversion, the triple-net master lease was terminated and LTC entered into a management agreement with an operator new to LTC.
●	Acquired a seniors housing community in Illinois within the Company’s SHOP segment for $9.2 million, with a year-one cap rate of 9% and an expected unlevered IRR in the low teens. Concurrently, LTC entered into a management agreement with an operator new to LTC.
●	Received the payoff of a $12.6 million mortgage loan, which is secured by a skilled nursing center in Texas. The loan is accounted for as an unconsolidated joint venture.

Proforma Liquidity

●	$583.0 million total proforma liquidity:
●	$17.6 million cash on hand.
●	$373.0 million available under the Company’s unsecured revolving line of credit with $227.0 million outstanding.
●	$192.4 million available under the Company’s ATM.

Guidance

LTC is reaffirming its full year 2026 guidance as follows:

2026
Full Year
Diluted earnings per common share	$1.80 to $1.84
Diluted Core FFO per share	$2.75 to $2.79
Diluted Core FAD per share	$2.82 to $2.86

Information and a reconciliation of the Company’s guidance, funds from operations attributable to common stockholders, excluding non-recurring items, (“Core FFO”) and funds available for distribution, excluding non-recurring items, (“Core FAD”) can be found in the tables at the end of this press release.

Conference Call Information

LTC will conduct a conference call on Thursday, May 7, 2026 at 8:00 a.m. Pacific / 11:00 a.m. Eastern, to provide commentary on its performance and operating results for the quarter ended March 31, 2026.

Webcast	https://ir.ltcreit.com/
USA Toll-Free Number	(877) 407-8634
International Number	(201) 689-8502

Conference Call Replay
A replay of the call will be available three hours after the live call through May 21, 2026.

USA Toll-Free Number	(877) 660-6853
International Number	(201) 612-7415
Access ID	13760036

About LTC

LTC is a real estate investment trust (REIT) focused on seniors housing and health care properties, principally investing through SHOP, triple-net leases, joint ventures, and structured finance solutions. The Company’s portfolio includes nearly 190 properties throughout the United States. Based on gross real estate investments, 66% of the Company’s assets are seniors housing communities with the remainder skilled nursing centers. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2026 full year guidance and statements regarding the Company’s anticipated SHOP acquisitions, growth, NOI, and strategy. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, operational and legal risks and liabilities under the Company’s new SHOP segment; the Company’s dependence on the ability of its third-party independent operators to successfully manage and operate the Company’s SHOP communities; the Company’s dependence on its operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with applicable law or regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by the Company’s operators; the Company’s reliance on a few major operators; the Company’s ability to find suitable replacement operators for its SHOP communities; the Company’s ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation; operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of the Company’s real estate investments; the relative illiquidity of the Company’s real estate investments; the Company’s ability to develop and complete construction projects; the Company’s ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; the Company’s ability to grow if access to capital is limited; and a failure to maintain or increase the Company’s dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” and other information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company’s publicly available filings with the Securities and Exchange Commission. The Company does not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025

	(unaudited)
Revenues:
Rental income	$26,339	$31,444
Resident fees and services (1)	49,585	—
Interest income from financing receivables (2)	8,255	7,002
Interest income from mortgage loans	10,229	9,179
Interest and other income	1,003	1,406
Total revenues	95,411	49,031

Expenses:
Interest expense	10,782	7,913
Depreciation and amortization	11,979	9,162
Seniors housing operating expenses (1)	36,889	—
(Recovery) provision for credit losses	(684)	3,052
Transaction costs	688	441
Triple-net lease property tax expense	2,394	3,107
General and administrative expenses	8,582	6,971
Total expenses	70,630	30,646

Income before unconsolidated joint ventures, real estate dispositions and other items	24,781	18,385

(Loss) gain on sale of real estate, net	(10)	171
Income from unconsolidated joint ventures	295	3,665
Income tax provision	(110)	—
Net income	24,956	22,221
Income allocated to non-controlling interests	(1,363)	(1,541)
Net income attributable to LTC Properties, Inc.	23,593	20,680
Income allocated to participating securities	(156)	(163)
Net income available to common stockholders	$23,437	$20,517

Earnings per common share:
Basic	$0.48	$0.45
Diluted	$0.48	$0.45

Weighted average shares used to calculate earnings per
common share:
Basic	48,543	45,333
Diluted	48,969	45,683

Dividends declared and paid per common share	$0.57	$0.57

(1)	Represents the Company’s seniors housing operating portfolio (“SHOP”) operating income and expense.
(2)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on the Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on the Consolidated Statements of Income.

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share amounts)

	March 31, 2026	December 31, 2025
Investments:	(unaudited)	(audited)
Land	$137,170	$128,590
Buildings and improvements	1,584,390	1,482,075
Accumulated depreciation and amortization	(420,820)	(408,906)
Owned real properties, net	1,300,740	1,201,759
Financing receivables,(1) net of credit loss reserve: 2026—$2,869; 2025—$3,631	283,988	359,457
Mortgage loans receivable, net of credit loss reserve: 2026—$3,928; 2025—$3,849	389,461	381,662
Real property investments, net	1,974,189	1,942,878
Notes receivable, net of credit loss reserve: 2026—$258; 2025—$259	25,558	25,615
Investments in unconsolidated joint ventures	12,558	12,524
Investments, net	2,012,305	1,981,017

Other assets:
Cash and cash equivalents	21,667	14,387
Debt issue costs related to revolving line of credit	4,424	4,742
Interest receivable	23,278	22,720
Straight-line rent receivable	17,615	17,949
Prepaid expenses and other assets	23,085	21,245
Total assets	$2,102,374	$2,062,060

LIABILITIES
Revolving line of credit	$282,963	$252,863
Term loans, net of debt issue costs: 2026—$1,685; 2025—$1,787	198,315	198,213
Senior unsecured notes, net of debt issue costs: 2026—$855; 2025—$895	386,145	391,105
Accrued interest	3,730	3,806
Accrued expenses and other liabilities	48,195	53,689
Total liabilities	919,348	899,676

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2026—49,779; 2025—48,482	498	485
Capital in excess of par value	1,229,304	1,189,846
Cumulative net income	1,867,000	1,843,407
Accumulated other comprehensive income	1,556	482
Cumulative distributions	(1,988,407)	(1,959,236)
Total LTC Properties, Inc. stockholders’ equity	1,109,951	1,074,984
Non-controlling interests	73,075	87,400
Total equity	1,183,026	1,162,384
Total liabilities and equity	$2,102,374	$2,062,060

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on the Consolidated Balance Sheets.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, amounts in thousands)

	Three Months Ended
	March 31,
	2026	2025
OPERATING ACTIVITIES:
Net income	$24,956	$22,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,979	9,162
Stock-based compensation expense	2,064	2,253
Loss (gain) on sale of real estate, net	10	(171)
Income tax provision	110	—
Income from unconsolidated joint ventures	(295)	(3,665)
Income distributions from unconsolidated joint ventures	295	3,699
Straight-line rent adjustment	334	578
Adjustment for collectability of straight-line rental income	—	243
Adjustment for collectability of lease incentives	—	249
Amortization of lease incentives	131	199
(Recovery) provision for credit losses	(684)	3,052
Amortization of debt issue costs	501	271
Other non-cash items, net	2	24
Change in operating assets and liabilities
Increase in interest receivable	(1,921)	(2,951)
Decrease in accrued interest payable	(76)	(170)
Net change in other assets and liabilities	(6,643)	(5,423)
Net cash provided by operating activities	30,763	29,571
INVESTING ACTIVITIES:
Investment in real estate properties	(108,153)	—
Investment in real estate capital improvements	(2,665)	(1,326)
Proceeds from sale of real estate, net	(10)	1,512
Investment in financing receivables	(314)	—
Proceeds from payoff of financing receivables	62,220	—
Investment in real estate mortgage loans receivable	(8,005)	(1,919)
Principal payments received on mortgage loans receivable	125	124
Investments in unconsolidated joint ventures	(34)	—
Proceeds from liquidation of investments in unconsolidated joint ventures	—	13,000
Principal payments received on notes receivable	58	238
Net cash (used in) provided by investing activities	(56,778)	11,629
FINANCING ACTIVITIES:
Net borrowings under revolving line of credit	30,100	4,500
Repayment of debt	(5,000)	(7,000)
Proceeds from common stock issued	43,412	8,485
Payments of common share issuance costs	(118)	(74)
Distributions paid to stockholders	(29,171)	(27,259)
Acquisition of and distribution paid to non-controlling interests	—	(1,188)
Financing costs paid	(41)	—
Cash paid for taxes in lieu of shares upon vesting of long-term equity incentives	(5,875)	(4,772)
Other	(12)	(11)
Net cash provided by (used in) financing activities	33,295	(27,319)
Increase in cash and cash equivalents	7,280	13,881
Cash and cash equivalents, beginning of period	14,387	9,414
Cash and cash equivalents, end of period	$21,667	$23,295

See LTC’s most recent Quarterly Report on Form 10-Q for Supplemental Cash Flow Information

Supplemental Reporting Measures

FFO, FAD, and NOI are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO, FAD, and NOI as supplemental measures of operating performance. The Company believes FFO, FAD, and NOI are helpful in evaluating the operating performance of a REIT.

Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. LTC believes that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current Nareit definition or have a different interpretation of the current Nareit definition from that of the Company; therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs.

The Company defines FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in the consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of a loan thus creating an effective interest receivable asset included in the interest receivable line item in the consolidated balance sheet and reduces down to zero when, at some point during the loan term, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

The Company defines NOI as net income (loss) (computed in accordance with GAAP) before (i) general and administrative expenses, (ii) transaction costs, (iii) write-off of effective interest, (iv) provision for credit losses, (v) impairment loss, (vi) depreciation and amortization, (vii) interest expense, (viii) gain or loss on sale of real estate and (ix) income tax benefit or expense. We use NOI to reflect the operating performance of our portfolio because NOI excludes certain items that are not associated with the operations of our properties. NOI is not equivalent to our net income (loss) as determined under GAAP. Additionally, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Therefore, caution should be exercised when comparing our NOI to that of other REITs.

While the Company uses FFO, FAD, and NOI as supplemental performance measures of the cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of Nareit FFO attributable to common stockholders and FAD (unaudited, amounts in thousands):

	Three Months Ended
	March 31,
	2026	2025

GAAP net income available to common stockholders	$23,437	$20,517
Add: Depreciation and amortization	11,979	9,162
Add (Less): Loss (gain) on sale of real estate, net	10	(171)
Nareit FFO attributable to common stockholders	35,426	29,508

(Less) Add: Adjustments (1)	(1,691)	405
FFO, excluding non-recurring items ("Core FFO")	$33,735	$29,913

Nareit FFO attributable to common stockholders	$35,426	$29,508
Non-cash income:
Add: Straight-line rent adjustment	334	578
Add: Amortization of lease incentives	131	447
Add: Other non-cash contra-revenue	—	243
Less: Effective interest income	(492)	(1,401)
Net non-cash income	(27)	(133)

Non-cash expense:
Add: Non-cash compensation charges	2,064	2,253
(Less) Add: (Recovery) provision for credit losses	(684)	3,052
Net non-cash expense	1,380	5,305

Less: Recurring capital expenditures	(405)	—
Funds available for distribution ("FAD")	36,374	34,680

Less: Adjustments (1)	(1,124)	(2,659)
FAD, excluding non-recurring items ("Core FAD")	$35,250	$32,021

(1)	See the reconciliation of non-recurring items on the following page for further detail.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of Nareit FFO attributable to common stockholders and FAD by reconciling the adjustments (unaudited, amounts in thousands):

	Three Months Ended
	March 31,
	2026		2025
Reconciliation of adjustments to Nareit FFO:
Deduct: Recovery for credit losses related to loan payoffs	$(765)	(1)	$—
Add: Notes receivables and related interest receivable, if applicable, write-off	—		3,064	(2)
Add: Transaction costs	688	(3)	303	(3)
Deduct: Income related to exit IRRs received	(1,614)	(4)	(2,962)	(5)
Total adjustments to Nareit FFO	$(1,691)		$405

Reconciliation of adjustments to FAD:
Add: Transaction costs	$688	(3)	$303	(3)
Deduct: Income related to exit IRRs received	(1,812)	(4)	(2,962)	(5)
Total cash adjustments to FAD	$(1,124)		$(2,659)

(1)	Represents the credit loss recovery recorded upon the sale of a portfolio of three skilled nursing centers in Florida that was accounted for as a financing receivable during the 2026 first quarter.
(2)	Represents the write-off of a working capital note and related interest receivable balance during the 2025 first quarter in connection with the transition to SHOP.
(3)	The transaction costs adjustment for the 2026 first quarter includes all transaction costs incurred, whereas the transaction costs adjustment for the 2025 first quarter includes only SHOP segment startup costs. Transaction costs are excluded from FFO and FAD to improve comparability across periods as such expenditures are not indicative of ongoing operations.
(4)	The 2026 first quarter exit IRR income adjustment represents the payment received in connection with the sale noted in (1) above. The FFO adjustment represents the receipt of $1,812, offset by $198 of effective interest receivable previously recognized over the term of the loan through payoff.
(5)	The 2025 first quarter exit IRR income adjustment represents the payment received in connection with the redemption of LTC’s preferred equity investment in a joint venture. The 13% exit IRR was not previously recorded.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of Nareit FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2026	2025

Basic Nareit FFO attributable to common stockholders per share	$0.73	$0.65
Diluted Nareit FFO attributable to common stockholders per share	$0.72	$0.65

Diluted Nareit FFO attributable to common stockholders	$35,582	$29,671
Weighted average shares used to calculate Nareit diluted FFO attributable to common stockholders per share	49,234	45,961

Basic Core FFO per share	$0.69	$0.66
Diluted Core FFO per share	$0.69	$0.65

Diluted Core FFO	$33,891	$30,076
Weighted average shares used to calculate diluted Core FFO per share	49,234	45,961

Basic FAD per share	$0.75	$0.77
Diluted FAD per share	$0.74	$0.76

Diluted FAD	$36,530	$34,843
Weighted average shares used to calculate diluted FAD per share	49,234	45,961

Basic Core FAD per share	$0.73	$0.71
Diluted Core FAD per share	$0.72	$0.70

Diluted Core FAD	$35,406	$32,184
Weighted average shares used to calculate diluted Core FAD per share	49,234	45,961

Reconciliation of FFO and FAD (continued)

Guidance

The Company is reaffirming its guidance for the 2026 full year. The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The 2026 full year guidance is as follows (unaudited, amounts in thousands, except per share amounts):

	Full Year 2026 Guidance
	Low	High
Diluted earnings per common share	$1.80	$1.84
Less: Gain on sale, net of impairment loss	(0.13)	(0.13)
Add: Depreciation and amortization	1.10	1.10
Diluted Nareit FFO attributable to common stockholders	2.77	2.81
Add: Adjustments	(0.02)	(0.02)
Diluted Core FFO	$2.75	$2.79

Diluted Nareit FFO attributable to common stockholders	$2.77	$2.81
Add: Non-cash expense	0.14	0.14
Less: Recurring capital expenditures	(0.10)	(0.10)
Diluted FAD	2.81	2.85
Add: Adjustments	0.01	0.01
Diluted Core FAD	$2.82	$2.86

The assumptions underlying the full year guidance are as follows:

●	Gross investments in the range of $400.0 million and $800.0 million, including transactions closed to date or expected to close in the 2026 second quarter;
●	Asset sales and loan payoffs of $265.9 million, including the $64.0 million portfolio sale during the 2026 first quarter;
●	SHOP NOI, inclusive of expected net investments, in the range of $65.1 million to $77.2 million.
●	For the core 27-property SHOP portfolio as of the 2026 first quarter (13 initial conversions and 14 acquired properties; excludes value-add conversions and additional acquisitions), SHOP NOI in the range of $53.0 million to $57.0 million. The assumptions underlying the SHOP NOI guidance at the midpoint are as follows:
o	NOI growth of 14.0% over 2025 proforma NOI;
o	Occupancy growth of 150 basis points from 2025 proforma average occupancy of 89.7%;
o	Projected increases in average revenue per occupied room per month (“REVPOR”) of 5.0% and average expenses per occupied room per month (“EXPOR”) of 2.5%; and
o	Projected margin of 27.5%.
●	SHOP FAD capital expenditures in the range of $4.6 million to $4.9 million, or $1,500 per unit;
●	SHOP Non-FAD capital expenditures of $10.0 million (increase from $9.0 million), including $4.0 million for initial conversions, $5.0 million underwritten for acquired SHOP properties as of the 2026 first quarter, and $1.0 million for value-add conversions of three properties;
●	General and administrative costs in the range of $31.7 million to $33.9 million; and
●	Adjustments to Core FFO and Core FAD include the following:
o	One-time exit IRR income that LTC received in connection with the sale of three skilled nursing centers accounted for as a Financing receivable on the Company’s Consolidated Balance Sheets. See the reconciliation of non-recurring items above;
o	Transaction costs in the range of $1.9 million to $2.4 million for the full year; and
o	Recovery of provision for credit losses related to loan payoffs, including the $765,000 provision for credit losses recovery included on the reconciliation of non-recurring items above.

Reconciliation of NOI

The following table reconciles GAAP net income to NOI (unaudited, amounts in thousands):

Three Months Ended
March 31, 2026
Net income	$24,956
Add: Income tax provision	110
Add: Loss on sale of real estate, net	10
Add: General and administrative expenses	8,582
Add: Transaction costs	688
Less: Recovery for credit losses	(684)
Add: Depreciation and amortization	11,979
Add: Interest expense	10,782
NOI	$56,423

The following table provides a summary of the Company’s NOI by segment (unaudited, amounts in thousands):

Three Months Ended
March 31, 2026
Real estate investment portfolio	$43,363
SHOP	12,696
Non-segment/corporate	364
Total NOI	$56,423